SECOND AMENDMENT TO ASSUMPTION AGREEMENT

This Second Amendment to Assumption Agreement (the “Second Amendment”) is entered into and effective as of October 22, 2016 (the “Effective Date”), by and between CHANTICLEER HOLDINGS, INC., a Delaware corporation (“Chanticleer”) and FLORIDA MEZZANINE FUND, LLLP, a Florida limited liability limited partnership (“Florida Mezz”).

WHEREAS, TMIX DARLING HARBOUR PTY LTD (CAN 152 745 670) (“Darling Harbour”), Chanticleer and Florida Mezz entered into that certain Assumption Agreement dated August 31, 2012, as amended October 15, 2014 (the “Agreement”), which Agreement provided that Chanticleer, among other things, assumed certain Obligations of Darling Harbour to Florida Mezz; and

WHEREAS, Chanticleer and Florida Mezz desire to further modify the terms and conditions of the Agreement in the manner hereinafter set forth and provide other terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have mutually agreed as follows:

1. The foregoing recitals are true and correct and incorporated herein. Any capitalized term not defined herein shall have the same meaning as set forth in the Agreement.

2. Chanticleer will allocate 90%, up to an amount not to exceed $8,000,000, of the proceeds of its next equity financing pro-rata to payment of certain existing debt (“Debt”). Of the allocated proceeds, 62.5% will be allocated to Florida Mezz (the “Lump Sum Payment”).

3. Upon receipt of the Lump Sum Payment from Chanticleer, on or prior to December 31, 2016, Florida Mezz will extend the Expiry Date to June 30, 2018. After payment of the Lump Sum, Chanticleer will be required to make monthly interest-only payments equal to 1.0% of the outstanding balance of the Obligation until the Expiry Date.

4. Prior to June 30, 2018, Chanticleer will allocate 90% of the proceeds from the sale of any asset pro-rata to payment of Debt. Of the allocated proceeds, 62.5% will be allocated to Florida Mezz.

5. Provided Chanticleer continues to make timely interest only payments to Florida Mezz and complies with the terms of this Second Amendment, any existing Event of Default, if any, is hereby waived.

6. Except as set forth herein, all other terms and conditions contained in the Agreement that are not changed, amended or modified through this Second Amendment shall remain unchanged and in full force and effect.

7. In the case of conflict between the provisions of the Agreement, on the one hand, and this Second Amendment on the other hand; the provisions of this Second Amendment will prevail.

8. This Second Amendment may be executed in counterparts, each of which, when so executed and delivered, shall be deemed an original, but both counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart signature page.

IN WITNESS WHEREOF, this Second Amendment has been duly executed by or on behalf of each of the parties as of the date first written above.

CHANTICLEER HOLDINGS INC.,
a Delaware corporation

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Its:	Chief Executive Officer

FLORIDA MEZZANINE FUND, LLLP,
a Florida limited liability limited partnership

By:	/s/ signature
Name:
Its:	Partner
Date: 10/24/16

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